Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2022, relating to the financial statements of BioTE Holdings, LLC and subsidiaries for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Dallas, TX

August 3, 2022